Exhibit 99.1

[LOGO of Synnex Corporation]

Press Release

FOR IMMEDIATE RELEASE

Contact Info:

Laura Crowley

Director of Investor Relations and Public Relations

SYNNEX Corporation

(510) 668-3715

laurack@synnex.com

SYNNEX Corporation Announces Kevin M. Murai as Co-Chief Executive Officer

and Member of the Board of Directors

FREMONT, CA—March 31, 2008—SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced that Kevin M. Murai has been appointed Co-Chief Executive Officer and has been elected to the SYNNEX Board of Directors. In addition to joining the SYNNEX Board of Directors, Mr. Murai has been appointed to the Company’s Executive Committee.

Mr. Murai will share the Chief Executive Officer role with current President and Chief Executive Officer, Bob Huang, and will have co-responsibility for the leadership of the entire SYNNEX organization. As a senior executive with more than 19 years of distribution channel experience, Mr. Murai joins the SYNNEX team with very strong operational and industry experience, as well as established relationships in both the customer and vendor communities.

In November 2008, it is expected that Mr. Huang will retire and, upon approval of the SYNNEX Board of Directors, that he will be named Chairman of the SYNNEX Board with Mr. Murai becoming the sole Chief Executive Officer. As part of this planned transition, Matthew Miau, current SYNNEX Chairman, will remain on the Board of Directors.

“I am very pleased that Kevin will be joining SYNNEX and co-leading the organization with me,” said Bob Huang, President and Co-Chief Executive Officer. “With his deep industry knowledge, exceptional operational skills and global management experience, I am quite certain Kevin will quickly integrate into the SYNNEX culture. He is poised to help lead the execution of strategic initiatives designed to improve the business model and diversify our business process service offerings.”

“Kevin has a solid reputation and excellent history in the IT supply chain and we welcome him to the management team and Board of Directors of SYNNEX,” stated Matthew Miau, Chairman of SYNNEX Corporation. “We look forward to his leadership in driving additional shareholder value at SYNNEX.”

Before joining SYNNEX, Mr. Murai, was employed for 19 years at Ingram Micro, Inc., most recently as President and Chief Operating Officer, as well as serving on the Ingram Micro Board of Directors. Mr. Murai has a Bachelor of Applied Science degree in Electrical Engineering from the University of Waterloo.

“I am excited to join SYNNEX at this very key time in the history of the organization,” stated Mr. Murai. “I look forward to working with Bob to further execute on the strategic vision he has set for the organization as well as working with all the SYNNEX team members, who are well known for their operational excellence and customer and vendor service.”

With Mr. Murai’s appointment, the SYNNEX Board of Directors will include eight members, five of whom are independent directors.

About SYNNEX

SYNNEX Corporation, a Fortune 500 corporation, is a leading business process services company, servicing resellers and original equipment manufacturers in multiple regions around the world. The Company provides services in IT distribution, supply chain management, contract assembly and business process outsourcing. Founded in 1980, SYNNEX employs over 6,000 employees worldwide and operates in the United States, Canada, China, Mexico, the Philippines and the United Kingdom. Additional information about SYNNEX may be found online at www.synnex.com.

Safe Harbor Statement

Statements in this press release regarding SYNNEX Corporation which are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding the anticipated transition of Mr. Huang to Chairman and Mr. Murai to sole Chief Executive Officer, and the anticipated benefits of hiring Mr. Murai, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: the integration of new management, general economic conditions and any weakness in IT spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; variations in our levels of excess inventory and doubtful accounts and changes in the terms of OEM supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers, and negative trends in their businesses; any future incidents of theft; risks associated with our contract assembly business; risks associated with the consolidation, integration and performance of our recent acquisitions and other risks and uncertainties detailed in our SEC filings, including our Annual Report on Form 10-K for the year ended November 30, 2007. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this press release will occur. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2008 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX and the SYNNEX Logo Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

Source: SYNNEX Corporation